UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 20, 2022

SENTIENT BRANDS HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Nevada	001-34861	86-3765910
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

555 Madison Avenue, 5th Floor

New York, New York 10022

(Address of principal executive offices) (zip code)

646-202-2897

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers

On June 20, 2022, Dante Jones was appointed as the Interim Chief Executive Officer, Interim President, Interim Chief Financial Officer, Interim Treasurer and Interim Secretary of Sentient Brands Holdings Inc. (the “Company”). Mr. Jones will replace George Furlan who resigned as the Interim Chief Executive Officer, Interim President, Interim Chief Financial Officer, Interim Treasurer and Interim Secretary and as a director of the Company on June 20, 2022. Effective as of his resignation as interim executive officer and director, Mr. Furlan is no longer a member of the Board of Directors of the Company and Mr. Jones is the sole director of the Company. Mr. Furlan will continue to serve as the Chief Operating Officer of the Company, which he has served as since December 26, 2019. Mr. Furlan’s resignation as interim executive officer and director was not the result of any disagreements with management.

There is no understanding or arrangement between Mr. Jones and any other person pursuant to which he was appointed as interim executive officer. Mr. Jones does not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or an executive officer. Mr. Jones has not had direct or indirect material interest in any transaction or proposed transaction, in which the Company was or is a proposed participant exceeding $120,000

Mr. Jones has served as a director of the Company since February 14, 2020. Prior to being appointed as a director of the Company, Mr. Jones co-founded the Company’s wholly-owned subsidiary, Jaguaring Company, d/b/a Cannavolve (“Cannavolve”), in 2012, with the mission to incubate businesses and accelerate fellow cannabis industry entrepreneurs to invent, innovate and succeed with their business concerns. Mr. Jones brings 15 years of experience in project management, leadership and budgeting, while delivering results across global teams. Mr. Jones has served as Cannavolve’s President since 2012. From 2014 to 2017, Mr. Jones worked as a Technology Manager at Amazon.com, Inc., managing a large global team in designing and deploying new eCommerce for the AWS Cloud.

The foregoing information is a summary of each of the matters described above, is not complete, and is qualified in its entirety by reference to the full text of the exhibits, each of which is attached an exhibit to this Current Report on Form 8-K. Readers should review those exhibits for a complete understanding of the terms and conditions associated with this matter.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description

SIGNATURES

In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Sentient Brands Holdings Inc.

Date: June 24, 2022	By:	/s/ Dante Jones
Dante Jones
Interim Chief Executive Officer